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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 9, 2000


                         Premier National Bancorp, Inc.
               (Exact Name of Registrant as Specified in Charter)


New York                          1-13213                             14-1668718
(State or Other Juris-            (Commission File                 (IRS Employer
diction of Incorporation)         Number)                    Identification No.)


1100 Route 55, LaGrangeville, New York                                     12504
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number:  (845) 471-1711


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

         On July 10, 2000, Premier National Bancorp, Inc., a New York corporation ("Premier"), announced that it had entered into an Agreement and Plan of Merger, dated as of July 9, 2000 ("Plan of Merger"), with Olympia Financial Corp., a wholly owned Delaware subsidiary of M&T Bank Corporation ("Olympia") and joined in by M&T Bank Corporation ("M&T"). The Merger Agreement provided, among other things, that Premier will merge with and into Olympia, with Olympia being the surviving corporation ("Merger"). Capitalized terms which are used but not defined herein shall have the meaning ascribed to such terms in the Plan of Merger.

         Pursuant to the Plan of Merger, each share of Premier common stock, par value $0.80 per share, issued and outstanding immediately prior to the Effective Time, will be converted into either (i) the right to receive $21 in cash, or
(ii) an amount of common stock of M&T, par value $5.00 per share, equal to the quotient of (A) $21 divided by (B) the Market Value of a share of M&T Bank Corporation common stock, as Premier shareholders elect. However the total number of shares of Premier common stock to be exchanged for shares of common stock of M&T must be 50% of the shares of the Premier common stock outstanding on July 9, 2000. Premier shareholder elections to receive shares of common stock of M&T or cash are subject to the allocation and proration procedures set forth in the Plan of Merger. The Plan of Merger is set forth as Annex A to the Agreement and Plan of Reorganization dated as of July 9, 2000, by and among M&T, Premier and Olympia (the "Reorganization Agreement and, together with the Plan of Merger, the Merger Agreements"). A copy of the Reorganization Agreement is attached hereto as Exhibit 2.1.

         In connection with the Merger Agreements, Premier granted to M&T a stock option pursuant to a Stock Option Agreement, dated as of July 9, 2000, which, under certain defined circumstances, would enable M&T to purchase up to 3,144,107 shares, or approximately 19.9% of the issued and outstanding shares, of Premier common stock. The Stock Option Agreement provides that the total profit receivable thereunder may not exceed $24 million. A copy of the Stock Option Agreement is attached hereto as Exhibit 4.1.

         Consummation of the Merger is subject to the satisfaction of certain customary conditions, including approval of the Merger Agreements by the shareholders of Premier and approval of the appropriate regulatory agencies.

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ITEM 6.       NOT APPLICABLE

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a.       Financial Statements of Business Acquired.
         Not Applicable

b.       Pro forma Financial Information.
         Not Applicable

c.       Exhibits: The following Exhibits are filed as part of this report:


         Exhibit No.                 Description

         2.1 Agreement and Plan of Reorganization, dated as of July 9, 2000, by and among Premier National Bancorp, Inc, Olympia Financial Corp., and M&T Bank Corporation (including the Plan of Merger as Annex A thereto).

         4.1 Stock Option Agreement, dated as of July 9, 2000, by and between Premier National Bancorp, Inc. and M&T Bank Corporation.

         99.1                        Press release issued July 10, 2000.*

* Incorporated herein by reference to the soliciting material filed by Premier pursuant to Section 14(a) of the Securities Exchange Act of 1934 on July 10, 2000.


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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PREMIER NATIONAL BANCORP, INC.

                         By: /s/ T. Jefferson Cunningham III
                             ---------------------------------------------------
                             T. Jefferson Cunningham III
                             Chairman and Chief Executive Officer



Dated: July 12, 2000
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                                  Exhibit Index


         Exhibit                     No. Description

         2.1 Agreement and Plan of Reorganization, dated as of July 9, 2000, by and among Premier National Bancorp, Inc, Olympia Financial Corp. and M&T Bank Corporation (including the Plan of Merger as Annex A thereto).

         4.1 Stock Option Agreement, dated as of July 9, 2000, by and between Premier National Bancorp, Inc. and M&T Bank Corporation.

         99.1                        Press release issued July 10, 2000.*

* Incorporated herein by reference to the soliciting material filed by Premier pursuant to Section 14(a) of the Securities Exchange Act of 1934 on July 10, 2000.


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